UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 30, 2020

SEMPRA ENERGY
(Exact name of registrant as specified in its charter)

California	1-14201	33-0732627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

488 8th Avenue, San Diego, California	92101
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Sempra Energy Common Stock, without par value	SRE	NYSE

Sempra Energy 6% Mandatory Convertible Preferred Stock, Series A, $100 liquidation preference	SREPRA	NYSE

Sempra Energy 6.75% Mandatory Convertible Preferred Stock, Series B, $100 liquidation preference	SREPRB	NYSE

Sempra Energy 5.75% Junior Subordinated Notes Due 2079, $25 par value	SREA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, George W. Bilicic informed Sempra Energy (the “Company” or “Sempra”) that he will resign as the President and Chief Legal Officer of the Company effective March 30, 2020. Mr. Bilicic and the Company have agreed to treat such resignation as a resignation for “Good Reason” as defined in his Severance Pay Agreement with the Company dated June 2019 (the “Severance Pay Agreement”).

Mr. Bilicic will (i) receive a cash payment in the amount of $3,248,000, (ii) receive medical benefits for 24 months consisting primarily of health insurance coverage for Mr. Bilicic and his dependents, (iii) receive outplacement services for up to 24 months not to exceed $50,000, (iv) receive financial planning services for 24 months not to exceed $25,000 per year, and (v) have 31,427 shares of restricted stock units vest (not including any future reinvested dividends), which in each case are benefits to which he is entitled for a resignation for “Good Reason” as defined under the Severance Pay Agreement. The value of the medical benefits is approximately $40,250.

On March 30, 2020, in addition to his role as Chairman and Chief Executive Officer and a director of the Company, the Company’s board of directors (the “Board”) appointed Jeffrey W. Martin, 58, to serve as President effective March 31, 2020. Mr. Martin has served as Sempra’s Chairman since December 2018 and as its Chief Executive Officer since May 2018. Previously, Mr. Martin served as Executive Vice President and Chief Financial Officer of the Company from January 2017 to April 2018. Prior to that, he served at San Diego Gas & Electric Company, a wholly owned subsidiary of the Company, as the Chief Executive Officer and as a director beginning in January 2014. Continuing in those roles, he also was appointed as President in October 2015 and as Chairman in November 2015, serving in each of these offices through December 2016. Mr. Martin currently serves as a director of Oncor Electric Delivery Company LLC, of which the Company indirectly owns 80.45%.

Mr. Martin, in his position as Chairman and Chief Executive Officer of Sempra Energy and, as of March 31, 2020, President, oversees the management of all aspects of Sempra’s business. His performance and leadership in previous senior executive positions at Sempra, his experience as an employee of the company and its subsidiaries for more than 15 years, and his broad understanding of the energy industry, make Mr. Martin a valuable member of Sempra’s Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMPRA ENERGY,
(Registrant)

Date: March 30, 2020	By: /s/ Peter R. Wall
Peter R. Wall Vice President, Controller and Chief Accounting Officer